As filed with the Securities and Exchange Commission on August 16, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AIRTRAN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	58-2189551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9955 AirTran Boulevard, Orlando, Florida 32827, (407) 251-5600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard P. Magurno, Esq.

General Counsel

AIRTRAN HOLDINGS, INC.

9955 AirTran Boulevard, Orlando, Florida 32827

(407) 251-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Howard E. Turner, Esq.

Smith, Gambrell & Russell, LLP

1230 Peachtree Street, N.E., Suite 3100

Atlanta, Georgia 30309-3592

(404) 815-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Security(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of Registration Fee(2)
Debt Securities	—	100%	—	—
Preferred Stock, par value $0.01 per share	—	—	$225,000,000	$26,483
Common Stock, par value $0.001 per share	—	—	—	—
Warrants	—	—	—	—

(1)	Securities registered hereunder (the “Securities”) may be sold separately, together or as units with other Securities registered hereunder. The Securities registered hereunder include such indeterminate number of shares of Common Stock or Preferred Stock which may be issued upon conversion of convertible Debt Securities or convertible Preferred Stock.

(2)	Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities registered, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(3)	Estimated in accordance with Rule 457(o) under the Securities Act, solely for the purpose of determining the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 16, 2005

PROSPECTUS

AIRTRAN HOLDINGS, INC.

$225,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

Through this prospectus, we may periodically offer to sell, or selling security holders may periodically offer to resell:

•	shares of our common stock;

•	shares of our preferred stock;

•	our debt securities; or

•	warrants to purchase any of these securities.

The offering price of all securities issued under this prospectus may not exceed $225,000,000. We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities. You should read this prospectus and any prospectus supplement carefully before you invest in any of these securities.

Our common stock trades on the New York Stock Exchange under the symbol “AAI.” We will list any shares of our common stock sold under this prospectus on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement will disclose the exchange or market on which such securities will be listed or quoted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

See the Company’s Annual Report on Form 10-K and our subsequent filings with the SEC for a discussion of risk factors that you should consider before you invest in the securities offered by this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we have referred you to. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

The terms “we”, “us”, “our”, the “company” and “AirTran” refer to our consolidated operations except where the context otherwise requires.

The date of this prospectus is             .

(i)

AIRTRAN

We are the parent company of AirTran Airways, Inc., one of the largest low fare scheduled airlines in the United States in terms of departures and seats offered. We operate scheduled airline service primarily in short-haul markets, principally in the eastern United States, with a majority of our flights originating and terminating at our hub in Atlanta, Georgia. As of August 1, 2005, we operated 83 Boeing 717 (B717) and 15 Boeing 737 (B737) aircraft making approximately 570 scheduled flights per day to 47 airports across the United States, serving more than 60 communities in 25 states, the District of Columbia, and the Bahamas.

We are a corporation organized under the laws of the State of Nevada. Our principal executive offices are located at 9955 AirTran Boulevard, Orlando, Florida 32827, and our telephone number is (407) 251-5600. We maintain an Internet site at http://www.airtran.com. The reference to our web address does not constitute incorporation by reference of the information contained at the site.

USE OF PROCEEDS

Except as we may otherwise state in any prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include the retirement of debt, additions to working capital, capital expenditures, acquisitions of other airlines or their assets, and other investments in strategic alliances, code-share agreements, or other business arrangements. We will not receive any proceeds from the sale of securities by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into net earnings before income taxes, plus fixed charges less interest capitalized during the period and plus amortization of interest amortized in prior periods. Fixed charges include interest costs, including interest capitalized during the period, and the estimated interest component of rent expense.

Years Ended December 31,					Six Months Ended June 30, 2005
2000	2001	2002	2003	2004
1.7	(1)	1.1	1.6	1.1	1.0

(1)	For the year ended December 31, 2001, our earnings were insufficient to cover fixed charges by $1.5 million.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is qualified in its entirety by reference to our articles of incorporation and bylaws and to any certificate of designations that we file with the Securities and Exchange Commission if we offer preferred stock under this prospectus. We have filed a copy of our articles of incorporation as an exhibit to the registration statement of which this prospectus is part.

General

Our authorized capital stock consists of

•	1,000,000,000 shares of common stock, par value $0.001 per share, and

•	5,000,000 shares of preferred stock, par value $0.01 per share.

As of July 31, 2005, approximately 87,220,000 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of shares of our common stock are not entitled to cumulate their votes in the election of directors.

Generally, all matters to be voted on by our stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of our preferred stock.

Dividends

Holders of our common stock will share in an equal amount per share in any dividend declared by our board of directors, subject to any preferential rights of any of our outstanding preferred stock.

Other Rights

On our liquidation, dissolution or winding up, after payment in full of any amounts we must pay to any creditors and any holders of our preferred stock, all of our common stockholders are entitled to share ratably in any assets available for distribution to our common stockholders.

No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any series, the designations, powers, preferences and rights of that series, and the qualifications, limitations and restrictions of that series, including:

•	the designation of the series;

•	the number of shares of the series, which number may thereafter be increased or decreased by our board of directors (but not below the number of shares of that series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•	the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, any adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of shares of that series.

We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including the sale or issuance of common stock or securities convertible into, or exercisable for, common stock equal to or in excess of 20% or more of the outstanding stock determined before the proposed issuance.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.

Business Combination Statute

We are subject to Section 78.438 of the Nevada Revised Statutes which restricts certain business combinations between our company and an “interested stockholder” or its affiliates or associates for three years after the stockholder becomes an “interested stockholder.” An “interested stockholder” is, in general, a stockholder that beneficially owns, directly or indirectly, 10% or more of the voting power of a corporation’s outstanding stock. The restrictions do not apply if our board of directors approved the transaction that caused an interested stockholder to become an interested stockholder. Although we may elect to exclude our company from the restrictions imposed by Section 78.438 of the Nevada Revised Statutes, our articles of incorporation do not currently exclude us from those restrictions. The impact of being subject to this provision could discourage an unfriendly or unsolicited takeover attempt.

Articles of Incorporation and Bylaw Provisions

The summary set forth below describes certain provisions of our articles of incorporation and bylaws. The summary is qualified in its entirety by reference to the provisions of our articles of incorporation and bylaws, copies of which we have filed as exhibits to the registration statement of which this prospectus forms a part.

Some of the provisions of our articles of incorporation and bylaws discussed below may have the effect, either alone or in combination with the provisions of Section 78.438 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest.

Stockholder Action by Written Consent; Special Meetings

Under the Nevada Revised Statutes and our articles of incorporation, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent is signed by stockholders holding at least a majority or other proportion of the voting power necessary to authorize or take the action.

Our bylaws provide that special meetings of stockholders may be called at any time by either a majority of our board of directors or by stockholders holding not less than 25% of the voting power. Business transacted at all special meetings must be confined to the objects stated in the calling of the meeting. A written request to our President or Secretary will cause either of them to give notice to our stockholders entitled to vote at the special meeting within 30 days after delivery of the request. The request may fix the time of meeting and contents of the notice. The notice must specify the place, day, hour and purpose for calling the meeting and must be sent to stockholders not less than 10 days nor more than 60 days before the meeting, except where the meeting is for the purpose of approving a merger or consolidation agreement, in which case notice must be given not less than 20 days prior to the meeting.

Amendments

The Nevada Revised Statutes require that any amendment to the provisions of our articles of incorporation must be approved by the holders of at least a majority of the outstanding common stock. Our bylaws provide that our board of directors may amend our bylaws.

Listing

Our common stock trades on the New York Stock Exchange under the symbol “AAI.” We will list any shares of our common stock sold under this prospectus on the New York Stock Exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes some of the general terms and conditions of the debt securities that we or selling security holders may offer under this prospectus. While the terms summarized below will apply generally to any debt that may be offered under this prospectus, we will describe the particular terms of any debt securities that we offer and the extent to which the general provisions below will apply to those debt securities in a prospectus supplement relating to such debt securities.

We will issue these debt securities under an indenture. A trustee under the indenture will be named prior to the offering of any debt securities. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The debt securities will be subject to all those terms, and we refer the holders of the debt securities to the indenture and the Trust Indenture Act for a statement of those terms. Unless we otherwise indicate, capitalized terms have the meanings given them in the indenture. Unless we tell you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

The applicable prospectus supplement will specify whether the debt securities we issue will be senior, senior subordinated or subordinated, including, if applicable, junior subordinated, debt. The debt securities may be convertible into shares of our preferred stock or common stock or other securities or may be issued as part of units of debt securities and other securities that we may offer under this prospectus. If we issue debt securities as part of units consisting of debt securities and other securities we may issue under this prospectus or in exchange for shares of our preferred stock, we will describe any applicable material federal income tax consequences to holders in the applicable prospectus supplement.

The following summary of various provisions of the indenture and the debt securities is qualified by reference to the indenture which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

The indenture will not limit the amount of additional indebtedness that we or any of our subsidiaries may incur, except as we may provide in the applicable prospectus supplement. The debt securities will be senior or subordinated obligations as described in the applicable prospectus supplement.

We will indicate in the applicable prospectus supplement the following terms of and information concerning any debt securities we issue and the extent those terms apply to those debt securities and have not been otherwise described:

•	the specific title, aggregate principal amount, denomination, and form;

•	the date of maturity or the method by which that date may be determined or extended;

•	any interest rate or rates, whether fixed or floating or the method by which that rate or those rates will be determined;

•	the date from which interest will accrue or the method by which that date may be determined or reset, the dates on which that interest will be payable and the record date for any interest payable on the interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of and any premium and any interest on the debt securities will be payable, or where those debt securities may be surrendered for registration of transfer or exchange, if not the corporate trust office of the trustee for those debt securities;

•	the portion of the principal amount of debt securities of the series payable upon certain declarations of acceleration or the method by which that portion shall be determined;

•	the denominations and the currency, currencies, currency units or composite currencies in which the debt securities will be issuable;

•	the currency, currencies, currency units or composite currencies in which payments on the debt securities will be made, if not U.S. dollars;

•	whether the debt securities are senior debt securities or subordinated debt securities, and if subordinated debt securities, the terms of the subordination;

•	any redemption, repayment or sinking fund provisions, including the period or periods within which, the currency, currencies, currency units or composite currencies in which and the other terms and conditions upon which we may redeem the debt securities;

•	the ability of a holder of a debt security to renew or extend the maturity of all or any portion of a debt security;

•	whether the debt securities are convertible into or exchangeable for our common stock or preferred stock or other securities and the terms of the security into which they are convertible or exchangeable, the conversion price or exchange ratio, other terms related to conversion and exchange and any anti-dilution protections;

•	if the amount of payments of principal of or any premium or interest on any debt securities of the series may be determined by reference to an index, formula or other method, the index, formula or other method by which those amounts will be determined;

•	whether and by what method the debt securities of the series or certain covenants under the related indenture may be defeased and discharged by us;

•	whether the debt securities of the series shall be issued in whole or in part as book-entry securities;

•	whether additional debt securities of the series may be issued following the initial issuance of the debt securities of the series;

•	any applicable material federal income tax consequences; and

•	any other material specific terms of the debt securities, including any material additional events of default or covenants provided for and any material terms that may be required by or advisable under applicable laws or regulations.

Payment of Principal, Premium and Interest

Unless otherwise indicated in an applicable prospectus supplement, principal of and premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be exchangeable and transfers of debt securities will be registrable, at the office of the trustee, which will be provided in the applicable prospectus supplement. At our option, however, payment of interest may be made by:

•	wire transfer on the date of payment in immediately available federal funds or next day funds to an account specified by written notice to the trustee from any holder of debt securities;

•	any similar manner that the holder may designate in writing to the trustee; or

•	check mailed to the address of the holder as it appears in the security register.

Any payment of principal and premium, if any, and interest, if any, required to be made on a day that is not a business day need not be made on that day, but may be made on the next succeeding business day with the same force and effect as if made on the non-business day. No interest will accrue for the period from and after the non-business day.

Unless otherwise indicated in the prospectus supplement relating to the particular series of debt securities, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 or any multiple of $1,000. We will not require a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Original Issue Discount Securities

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. An original issue discount security under the indenture includes any security which provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration upon the occurrence of an event of default. In addition, under regulations of the U.S. Treasury Department it is possible that debt securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes, and special rules may apply to debt securities and warrants which are considered to be issued as “investment units.” Federal income tax consequences and other special considerations applicable to any such original issue discount securities, or other debt securities treated as issued at an original issue discount, and to “investment units” will be described in the applicable prospectus supplement.

Book-Entry Debt Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depository or its nominee identified in the prospectus supplement relating to the debt securities. In this case, one or more global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding debt securities to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depository for the global security to a nominee of the depository and except in the circumstances described in the prospectus supplement relating to the debt securities. We will describe in the applicable prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Redemption

If and to the extent we provide in the applicable prospectus supplement, we will have the right to redeem the debt securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable prospectus supplement.

Events of Default

The indenture defines an event of default for the debt securities of any series as:

•	failure to pay principal (or premium) on any debt security of that series when due (after a 30 day grace period);

•	failure to pay interest on any debt security of that series within 30 days of the date when due;

•	failure to deposit any sinking fund payment when due for that series;

•	failure to perform for 90 days after notice any of the other covenants in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided for debt securities of that series.

The indenture provides that if any event of default affecting outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount of those debt securities as specified by their terms, of all debt securities of that series to be due and payable immediately. However, under certain circumstances the holders of a majority in principal amount of the outstanding debt securities of that series on behalf of the holders of all debt securities of that series may annul a declaration and waive past defaults, except, unless previously cured, a default in payment of principal of or any premium or any interest on the debt securities of that series and other specified defaults.

We refer you to the prospectus supplement relating to each series of debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.

The indenture contains a provision entitling the trustee, subject to its duty to act with the required standard of care during a default under any series of debt securities, to be indemnified by the holders of debt securities of that series before exercising any right or power under the indenture at the request of the holders of the debt securities of that series.

The indenture provides that no holder of debt securities of any series may institute proceedings, judicial or otherwise, to enforce the indenture except if the trustee fails to act for 60 days after it receives a written request to enforce the indenture by the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of debt securities from enforcing payment of the principal of and any premium and interest on those debt securities when due. The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to those debt securities. However, the trustee may refuse to follow any direction that it determines would be illegal or would conflict with the indenture or involve it in personal liability or which would unjustly prejudice holders of the debt securities of that series not joining the proceeding.

The indenture provides that the trustee will, within 90 days after a default occurs that affects the outstanding debt securities of any series, give to the holders of those debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any debt securities or payment of any sinking fund installment, the trustee will be protected in withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the debt securities of that series.

We will be required to file with the trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the indenture.

Defeasance of Debt Securities or Selected Covenants

Defeasance and Discharge. Unless we otherwise indicate in the applicable prospectus supplement, the debt securities of any series will provide that we will be discharged from all obligations under the debt securities of that series, except for obligations to register the transfer or exchange of debt securities of that series, to replace stolen, lost or mutilated debt securities of that series, to maintain paying agencies and to hold moneys for payment in trust, once we deposit with the trustee, in trust, money and/or U.S. government obligations, which through the payment of interest and principal, will provide a sufficient amount of money to pay and discharge the principal of and any premium and any interest on, and any mandatory sinking fund payments that apply to, the debt securities of that series on the stated maturity of those payments. This discharge may occur only if, among other things, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the IRS a ruling, or there has been a change in tax law, that would cause the discharge not to be deemed, or result in, a taxable event for the holders of the debt securities of that series.

Defeasance of Selected Covenants. Unless we otherwise provide in the applicable prospectus supplement, the debt securities of any series will permit us not to comply with some restrictive covenants, including those relating to consolidation and merger in the indenture, if we satisfy certain conditions. We will be able to defease those covenants if, among other things:

•	we deposit with the trustee money and/or U.S. government obligations, which, through the payment of interest and principal, will provide a sufficient amount of money to pay the principal of and any premium and any interest on, and any mandatory sinking fund payments applicable to, the debt securities of that series on the stated maturity of those payments; and

•	we deliver to the trustee an opinion of counsel stating that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes.

If we elect to defease the covenants of a series of debt securities and subsequently those debt securities are declared due and payable because an event of default has occurred, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on those debt securities at their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration. However, we will remain liable for those payments.

We will state in the prospectus supplement for any particular series of debt securities if any defeasance provisions will apply to those debt securities.

Modification of the Indenture and Waiver of Covenants

The indenture permits us and the trustee, with the consent of the holders of at least a majority in principal amount of outstanding debt securities of each series affected, to execute supplemental indentures adding provisions to or changing or eliminating provisions of the indenture or modifying the rights of the holders of outstanding debt securities of that series, except that no supplemental indenture may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity, or reduce the principal amount, any premium on or the rate of payment of any interest on, of any debt security of any series;

•	reduce the principal amount of, or the premium, if any, or, except as otherwise provided in the prospectus supplement, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

•	change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or at the stated maturity thereof, or in the case of redemption, on or after the redemption date; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The indenture also allows us not to comply with certain covenants in the indenture upon waiver by the holders of a majority in principal amount of outstanding debt securities of the series affected.

Consolidation, Merger and Sale of Assets

The indenture allows us, without the consent of the holders of any of the outstanding debt securities, to consolidate with or merge into any other person or transfer or lease substantially all of our assets if:

•	the successor is a corporation organized under the laws of any domestic jurisdiction;

•	the successor corporation assumes our obligations on the debt securities and under the indenture; and

•	after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the indenture for the debt securities and the debt securities will be governed by New York law.

DESCRIPTION OF WARRANTS

The following description summarizes some of the terms and provisions of the warrants that we or selling security holders may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that may be offered under this prospectus, we will describe the particular terms of any series of warrants we offer and the extent which the general provisions below will apply to such warrants in more detail in a prospectus supplement relating to such warrants. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, debt securities, or any combination of such securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of detachable warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of the security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or other applicable certificate representing the warrants to be exercised together with specified information, and paying the required amount to us or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of the required payment and the warrant or other applicable certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

SELLING SECURITY HOLDERS

In addition to covering the offering of securities by us, this prospectus covers the offering for resale of securities by selling security holders. The applicable prospectus supplement will set forth, with respect to each selling security holder:

•	the name of the selling security holder;

•	the nature of any position, office or other material relationship which the security holder has had during the prior three years with us or any of our predecessors or affiliates;

•	the amount of securities held by the selling security holder of the class offered for resale;

•	the amount of securities to be offered for the selling security holder’s account; and

•	the amount and the percentage of the securities to be owned by the selling security holder after completion of the offering;

The selling security holders may include or consist of, from time to time, such underwriters and/or other persons with whom we may enter into standby arrangements from time to time as described under “Plan of Distribution.”

PLAN OF DISTRIBUTION

Distribution by AirTran

We may sell securities issuable under this prospectus to or through one or more underwriters or dealers and also may sell those securities directly to institutional investors or other purchasers, or through agents.

We may distribute the securities periodically in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

In connection with the sale of any securities under this prospectus, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of those securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any of those underwriters or agents will be identified, and any compensation received from us will be described, in the related prospectus supplement.

Under agreements that we may enter into, underwriters and agents who participate in the distribution of securities issuable under this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If we so indicate in the related prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by some institutions to purchase securities from us under contracts providing for payment and delivery on a future date. Institutions with whom we would enter into those contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under a contract will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and those other agents will not have any responsibility as to the validity or performance of those contracts.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and some selling group members to bid for and purchase the securities. As an exception to these rules, underwriters may engage in some transactions that stabilize the price of the securities. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in connection with any offering, that is, if they sell more securities than are set forth on the cover page of any prospectus supplement accompanying this prospectus, the underwriters may reduce that short position by purchasing securities in the open market or though the exercise of an over-allotment option.

Underwriters may also impose a penalty bid on some selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members that sold those securities as part of that offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities.

Some of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

The securities we sell under this prospectus may or may not be listed on a national securities exchange (other than our common stock, which is listed on the New York Stock Exchange). We will list on the New York Stock Exchange any shares of our common stock sold under a prospectus supplement to this prospectus, subject to official notice of issuance. We can not assure you that there will be an active trading market for any of the securities sold under this prospectus.

Distribution by Selling Security Holders

Selling security holders may distribute securities from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange or otherwise. Selling security holders may sell securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling security holders may from time to time offer their securities through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling security holders and/or the purchasers of the securities for whom they act as agent. From time to time the selling security holders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities, or derivatives thereof, and may sell and deliver securities in connection therewith.

As of the date of this prospectus, we have engaged no underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by any selling security holders. To the extent required, the amount of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter, and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to the selling security holders from the sale of securities will be the sale price of those securities, less any commissions, if any, and other expenses of issuance and distribution not borne by us.

The selling security holders and any brokers, dealers, agents or underwriters that participate with the selling security holders in a distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of the selling security holders in connection with the registration of the securities offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling security holders against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities issuable under this prospectus will be passed upon for us by Smith, Gambrell & Russell, LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of AirTran Holdings, Inc. appearing in AirTran Holdings, Inc’s Annual Report (Form 10-K) for the year ended December 31, 2004 (including the schedule appearing therein), and AirTran Holdings, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports theron included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and AirTran Holdings, Inc. management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and must file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission (the “SEC”). You may also read and copy documents filed by us at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information we have filed electronically with the SEC. This web site is located at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange. Accordingly, certain reports, proxy statements and other information we have filed with the SEC may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Certain information is also available at our web site or from links on our web site at www.airtran.com. Information on our web site does not constitute part of this prospectus.

AirTran has filed a registration statement (together with all amendments to the registration statement, collectively, the “Registration Statement”) with the SEC under the Securities Act, with respect to the securities offered under this prospectus. This prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to AirTran and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. We will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits to the information that is incorporated by reference unless such exhibits are themselves specifically incorporated by reference), as well as the Company’s most recent Annual Report. To request these documents, please contact us at 9955 AirTran Blvd., Orlando, Florida, 32827, telephone number (407)251-5600, Attention Investor Relations.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus or on any applicable prospective supplement.

Information included in agreements filed as exhibits to our periodic reports has been included in such filings pursuant to applicable SEC rules and regulations or to provide information regarding the terms of such agreements. Such agreements are not intended to provide any other factual information about us. Such information can be found elsewhere in this prospectus and in our periodic reports. Agreements filed as exhibits to our periodic reports may contain representations and warranties made to us or by us to third parties solely for the purpose of the transaction or transactions described in such agreements and, except as expressly provided in such agreements, no other person was or is an intended third party beneficiary of such agreements or standards of materiality in such agreements or in disclosure schedules thereto. While we do not believe that any disclosure schedules which have not been filed as part of any agreements contain any information which securities laws require us to publicly disclose, other than information that has already been so disclosed, disclosure schedules may contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the filed agreements. Accordingly, you should not rely on the representations and warranties contained in any such agreements as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules or by defined standards of materiality for purposes of such agreements. Disclosure schedules to filed agreements may contain information that has been included in the Company’s general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties in filed agreements may have changed since the date of the applicable agreement, which subsequent information may or may not be fully reflected in our public disclosures, the disclosures of third parties, or at all.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2004;

(b) Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005 and June 30, 2005;

(c) Current Reports on Form 8-K filed by us on March 30, 2005, May 6, 2005, May 18, 2005, May 26, 2005 and August 1, 2005;

(d) The description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Exchange Act or any amendment or report filed for the purpose of updating any such description; and

(e) All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our competitive strengths, business strategy, future financial position, budgets, projected costs and plans and objectives of management are forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to: consumer demand and acceptance of services offered by us, our ability to achieve and maintain acceptable cost levels, fare levels and actions by competitors, regulatory matters, general economic conditions, commodity prices, and changing business strategies. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expressed or implied expectations, including, but not limited to: our performance in future periods, our ability to generate working capital from operations, our ability to take deliver of, and to finance aircraft, the adequacy of our insurance coverage, and the results of litigation of investigation. Our forward-looking statements generally can be identified by the use of terminology such as “may,” “will,” “expect,” “should,” “intend,” “estimate,” “anticipate,” “believe,” “continue” or the negative thereof, or variations thereon or comparable terminology. We can give no assurance that the expectations reflected in forward-looking statements will prove to have been correct. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of factors including those set forth under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the factors we disclose that could cause our actual results to differ materially from our expectations. We undertake no obligation to update or revise any forward-looking statements or to publicly disclose any updates or revisions, whether as a result of new information, future events, or otherwise.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

SEC registration fee		$26,483
NASD fee			**
New York Stock Exchange listing fees			**
Blue sky fees and expenses			**
Legal fees and expenses			**
Accounting fees and expenses			**
Printing and engraving expenses			**
Trustees’ fees and expenses			**
Rating agency fees			**
Miscellaneous			**

Total	$		**

*	Except for the SEC registration fee and any NASD fee, all of the foregoing expenses have been estimated.

**	To be provided by amendment or as an exhibit to a Current Report on Form 8-K of the Company.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation provide that directors of the Company will not be personally liable for monetary damages to the Company for certain breaches of fiduciary duty as directors to the fullest extent allowable by Nevada law. Under Nevada law, subject to specified exceptions, or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the Company or its stockholders or creditors for any act or failure to act in his capacity as a director or officer unless it is proven that (A) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (B) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. Under current Nevada law, directors and officers would remain liable for: (1) acts or omissions which constitute a breach of fiduciary and which involve intentional misconduct, fraud or a knowing violation of law, and (2) approval of certain illegal dividends or redemptions. In appropriate circumstances, equitable remedies or non-monetary relief, such as an injunction, may remain available to a stockholder seeking redress from any such violation.

The Company also has the obligation, pursuant to Article Nine of the Company’s By-Laws, to indemnify any officer or director of the Company for all expenses actually and reasonably incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed because such person was an officer or director, if the person acted in good faith and in a manner which the person believed to be in, or believed was not opposed to, the best interests of the Company and, with respect to criminal actions, such person had no reasonable cause to believe his conduct was unlawful; provided that such indemnification shall not be made if a final adjudication establishes such person’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action.

Accordingly, in certain circumstances, under Nevada law and the Company’s By-Laws, an officer or director may be entitled to indemnification for: (1) breaches of fiduciary which involve a breach of the duty of loyalty, or (2) breaches of fiduciary duty which objectively may not be in good faith, depending on the officer or director’s subjective belief, and (3) breaches of fiduciary duty which may involve an undisclosed related party transaction.

The Company maintains officers’ and directors’ liability insurance, which insures against liabilities that officers and directors of the Company and its subsidiaries may incur in such capacities.

ITEM 16.	EXHIBITS

1.1*		Form of Underwriting Agreement (for equity securities)

1.2*		Form of Underwriting Agreement (for debt securities)

4.1		Articles of Incorporation of the Company, as amended

4.2		Bylaws of the Company (incorporated by reference to the Company’s Form 8-K dated August 1, 2005 (File No. 1-15991))

4.3*		Specimen Certificate representing Common Stock

4.4*		Specimen Certificate representing Preferred Stock

4.5		Form of Indenture between the Company and trustee, providing for the issuance of debt securities

4.6*		Form of Warrant Agreement

5.1		Opinion of Smith, Gambrell & Russell, LLP, as to the legality of the securities being offered

8.1*		Opinion of Smith, Gambrell & Russell, LLP, as to certain tax matters

12.1		Statement regarding computation of ratio of earnings to fixed charges

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2		Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

23.3	*	Consent of Smith, Gambrell & Russell, LLP (to be included in Exhibit 8.1)

24		Powers of Attorney relating to subsequent amendments (included on page II-5)

25.1	*	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the Company.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply since this Registration Statement is on Form S-3 so long as the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orlando, State of Florida, on August 16, 2005.

AIRTRAN HOLDINGS, INC.

By:	/s/ Joseph B. Leonard
Joseph B. Leonard,
Chairman and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph B. Leonard and Richard P. Magurno, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or resubstitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph B. Leonard Joseph B. Leonard	Chairman of the Board and Chief Executive Officer	August 16, 2005

/s/ Robert L. Fornaro Robert L. Fornaro	President and Chief Operating Officer	August 16, 2005

/s/ Stanley J. Gadek Stanley J. Gadek	Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)	August 16, 2005

/s/ J. Veronica Biggins J. Veronica Biggins	Director	August 16, 2005

/s/ Don L. Chapman Don L. Chapman	Director	August 16, 2005

/s/ Jere A. Drummond Jere A. Drummond	Director	August 16, 2005

/s/ John J. Fiedler John J. Fiedler	Director	August 16, 2005

/s/ Lewis H. Jordan Lewis H. Jordan	Director	August 16, 2005

/s/ William J. Usery William J. Usery	Director	August 16, 2005

/s/ Peter D’Aloia Peter D’Aloia	Director	August 16, 2005

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement (for equity securities)

1.2*	Form of Underwriting Agreement (for debt securities)

4.1	Articles of Incorporation of the Company, as amended

4.2	Bylaws of the Company (incorporated by reference to the Company’s Form 8-K dated August 1, 2005 (File No. 1-15991))

4.3*	Specimen Certificate representing Common Stock

4.4*	Specimen Certificate representing Preferred Stock

4.5	Form of Indenture between the Company and trustee, providing for the issuance of debt securities

4.6*	Form of Warrant Agreement

5.1	Opinion of Smith, Gambrell & Russell, LLP, as to the legality of the securities being offered

8.1*	Opinion of Smith, Gambrell & Russell, LLP, as to certain tax matters

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

23.3*	Consent of Smith, Gambrell & Russell, LLP (to be included in Exhibit 8.1)

24	Powers of Attorney relating to subsequent amendments (included on page II-5)

25.1*	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the Company.